UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                        --------------------------------


                 DATE OF EARLIEST EVENT REPORTED: JUNE 26, 1999


                            TETRA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                0-18335                  74-2148293
  (State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
          of incorporation)                                 Identification No.)


                                25025 I-45 NORTH
                           THE WOODLANDS, TEXAS 77380
               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 367-1983

Item 2.   Acquisition or Disposition of Assets

     On June 25, 1999, TETRA Real Estate, L.P., a wholly owned subsidiary of TETRA Technologies, Inc. (the "Company") closed the sale of the TETRA Process Technologies business segment ("TPT") to Capital Controls Co., Inc. ("CCC"). The Company had no existing relationship with CCC at the time of the transaction. TPT is involved in the wastewater and potable water treatment business. At the closing, the Company entered into an Asset Purchase Agreement (the "Purchase Agreement") with CCC under which it sold the assets and business that comprised TPT in exchange for a purchase price of $38.825 million. The purchase price was determined through arm's length negotiations after weighing various factors, including earnings and total assets of TPT, trends and other customary valuation methods. Of the $38.825 million, $36.825 was paid in cash at closing and $2 million was paid into an escrow account with a financial institution. The escrowed funds will be maintained in escrow for a period of one year and may be used to satisfy obligations of the Company to CCC, including any liabilities that may exist in the future under the Purchase Agreement. The purchase was effective for accounting purposes on May 1, 1999. Under the Asset Purchase Agreement, the Company agreed not to compete with CCC for a period of five years in the business conducted by TPT. This brief description of the Purchase Agreement is qualified in its entirety by the conformed copy of the Purchase Agreement attached hereto as an exhibit.

     At the closing the Company also entered into a Transitional Services Agreement, pursuant to which it will be providing certain transitional services to CCC for a period of 120 days, and a License and Procurement Agreement. Under the License and Procurement Agreement, CCC granted to the Company a non-exclusive, worldwide, royalty-free, perpetual license under the CCIX(R) (a/k/a Higgins Loop(TM)), ColOX(TM), and HDS(TM) technologies sold to CCC under the Purchase Agreement (the "Grant Back Technologies") for use by the Company in existing projects in which the Company has an interest and in certain projects in the future in which the Company has an interest, none of which competes with TPT. Under the License and Procurement Agreement, for a period of 10 years from the closing, the Company agreed, on behalf of itself and its affiliates, to offer to purchase any significant amounts of equipment, systems, filtration media and related engineering services used in connection with the Grant Back Technologies, to the extent marketed by CCC, related to the business of TPT and with respect to engineering services, not available to the Company internally. CCC has the option to sell any such goods and services requested by the Company, at a preferential price

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (b) PRO FORMA FINANCIAL INFORMATION

     The following pro forma financial information is filed as part of this report:

     Pro forma condensed consolidated balance sheet of TETRA Technologies, Inc. and Subsidiaries at March 31, 1999 and pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 and year ended December 31, 1998.


     EXHIBITS

          1. Asset Purchase Agreement, dated June 25, 1999, between TETRA Technologies, Inc., TETRA Real Estate, L.P. and Capital Controls Co., Inc.

                    Pro-forma Condensed Financial Statements
                    TETRA Technologies, Inc. and Subsidiaries
                                   (Unaudited)



     On June 26, 1999, the Company sold the assets and liabilities of TETRA Process Technologies ("TPT"), a wholly-owned subsidiary, for approximately $38.825 million. Proceeds from the sale will initially be used to reduce bank debt. As a result of the sale, the Company expects to recognize an after tax gain of approximately $17.3 million.

     The following pro forma condensed consolidated balance sheet as of March 31, 1999 and the pro forma consolidated statement of operations for the three month period ended March 31, 1999 and the year ended December 31, 1998 give effect to the divestiture of TETRA Process Technologies. The pro forma condensed consolidated balance sheet has been prepared assuming that the sale of TPT had occurred on March 31, 1999. The pro forma condensed consolidated statement of operations have been prepared assuming that the sale of TPT occurred at the beginning of the period presented. The gain on the sale, however, is not reflected in the pro forma condensed consolidated statement of operations.

     The unaudited pro forma financial data is based upon management's best estimate of the effects of the disposition of TPT. Pro forma adjustments are estimates which are based on currently available information; it is possible that the actual results could differ from those presented.

     The unaudited pro forma consolidated statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998 are not necessarily indicative of the results of operations that actually would have been achieved had the sale of TPT been consummated on the dates indicated or that may be achieved in the future. The audited pro forma consolidated financial statements should be read in conjunction with the accompanying notes.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, REPORTING THE COSTS OF START-UP ACTIVITIES ("SOP 98-5"), which requires that costs related to start-up activities be expensed as incurred. Prior to 1999, the Company capitalized those costs incurred in connection with opening a new production facility. The Company adopted the provisions of the SOP 98-5 in its financial statements for the year ended December 31, 1999. The effect of adoption of SOP 98-5 was to record a charge for the cumulative effect of an accounting change that was recorded in the quarter ended March 31, 1999. For comparative purposes, the Pro Forma Statement of Operations for the year ended December 31, 1998 includes an adjustment to reflect the expense for such start-up costs which were originally capitalized during that period.

                    TETRA TECHNOLOGIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)

(In Thousands)                                                    HISTORICAL
                                                     -----------------------------------
                                                           TETRA          TETRA PROCESS       PRO FORMA           PRO FORMA
                                                     TECHNOLOGIES, INC.   TECHNOLOGIES       ADJUSTMENTS        CONSOLIDATED
                                                     ------------------   --------------    -------------      ---------------
Revenues ..........................................       $ 238,468         $  15,557                             $ 222,911
Cost of revenues ..................................         178,033             9,840        $   2,086(a)           170,279
                                                          ---------         ---------        ---------            ---------
Gross profit ......................................          60,435             5,717           (2,086)              52,632

General and administrative ........................          39,055             2,419                                36,636
                                                          ---------         ---------        ---------            ---------
    Operating Income (Loss) .......................          21,380             3,298           (2,086)              15,996

Interest expense ..................................          (6,458)                0           (2,600)(b)           (3,858)
Interest income ...................................             172                 0                                   172
Other income (expense) ............................            (478)                0                                  (478)
                                                          ---------         ---------        ---------            ---------
Income from continuing operations
     before Income Taxes ..........................          14,616             3,298              514               11,832

Provision for Income Taxes ........................           5,718                 5           (1,111)(c)            4,602
                                                          ---------         ---------        ---------            ---------
    Net Income from continuing operations .........           8,898             3,293            1,625                7,230
                                                          =========         =========        =========            =========

Net Income from continuing operations
     per share ....................................       $    0.66                                               $    0.53
                                                          =========                                               =========
Average Shares ....................................          13,561                                                  13,561
                                                          =========                                               =========

Net Income from continuing operations
     per share ....................................       $    0.64                                               $    0.52
                                                          =========                                               =========
Average diluted shares ............................          13,994                                                  13,994
                                                          =========                                               =========


          SEE NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                               NOTES TO PRO FORMA
             CONSOLIDATED FINANCIAL STATEMENTS OF DECEMBER 31, 1998
                    TETRA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                   (Unaudited)

                                                                                      (IN THOUSANDS)
                                                                                      --------------
(a) Writeoff of startup costs incurred in 1998 in conjunction with cumulative
       effect of accounting change recorded as of January 1, 1999 ....................   ($2,086)

(b) Decrease in interest expense resulting from the reduction of debt ................   $ 2,600
       from sale proceeds

(c) Increase in income tax provision associated with (a) & (b), above ................   ($  206)

    Decrease in income tax provision associated with reduced earnings
       as a result of the disposition ................................................   $ 1,317
                                                                                         -------
                                       Total tax provision adjustment ................   $ 1,111
                                                                                         -------

                      NET INCOME STATEMENT IMPACT ....................................   $ 1,625
                                                                                         =======

                                      -5-

                    TETRA TECHNOLOGIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                AT MARCH 31, 1999
                                   (Unaudited)


(In Thousands)                                                             HISTORICAL
                                                               ----------------------------------
                                                                    TETRA           TETRA PROCESS        PRO FORMA       PRO FORMA
                                                               TECHNOLOGIES, INC.   TECHNOLOGIES        ADJUSTMENTS     CONSOLIDATED
                                                               ------------------   -------------       -----------     ------------
Revenues ....................................................        $ 57,997         $  3,237                            $ 54,760
Cost of Revenues: ...........................................          43,853            1,663                              42,190
                                                                     --------         --------            --------        --------
Gross Profit ................................................          14,144            1,574                --            12,570

General and Administrative Expense ..........................          10,521              625                               9,896
Special Charge ..............................................           4,745             --                                 4,745
                                                                     --------         --------            --------        --------
          Operating  Income .................................          (1,122)             949                --            (2,071)

Gain on sale of Administration Building .....................           6,731                                                6,731
Interest Expense, net .......................................          (2,213)                                (650)(a)      (1,563)
Other Income (expense) ......................................             107                                                  107
                                                                     --------         --------            --------        --------
Income (loss) From Continuing Operations
    Before Income Taxes .....................................           3,503              949                 650           3,204

Provision for Income Taxes ..................................           1,400                                 (120)(b)       1,280
                                                                     --------         --------            --------        --------

Net Income (loss) From Continuing Operations ................        $  2,103         $    949                 770        $  1,924
                                                                     ========         ========            ========        ========

Net Income from continuing operations
    per share ...............................................        $   0.16                                             $   0.14
                                                                     ========                                             ========
Average Shares ..............................................          13,521                                               13,521
                                                                     ========                                             ========

Net Income from continuing operations
    per share ...............................................        $   0.16                                             $   0.14
                                                                     ========                                             ========
Average diluted shares ......................................          13,555                                               13,555
                                                                     ========                                             ========



           SEE NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    TETRA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 1999
                                   (Unaudited)


(In Thousands)                                                          HISTORICAL
                                                            ----------------------------------
                                                                  TETRA         TETRA PROCESS     PRO FORMA          PRO FORMA
                                                            TECHNOLOGIES, INC.  TECHNOLOGIES     ADJUSTMENTS        CONSOLIDATED
                                                            ------------------  --------------   -----------        ------------
ASSETS:
Current Assets
   Cash and cash equivalents .............................      $   2,081        $       6                            $   2,075
   Trade accounts receivable .............................         57,942            3,691            2,000(e)           56,251
   Costs and estimated earnings in excess
      of billings on incomplete contracts ................          6,498            6,498                                 --
   Inventories ...........................................         58,632              195                               58,437
   Deferred tax assets ...................................          4,063                0                                4,063
   Prepaid expenses and other current assets .............          4,233               15                                4,218
                                                                ---------        ---------        ---------           ---------
      Total Current Assets ...............................        133,449           10,405            2,000             125,044

Property, Plant and Equipment ............................        188,259            2,436                              185,823
   Less accumulated depreciation and amortization ........        (54,623)          (1,667)                             (52,956)
                                                                ---------        ---------        ---------           ---------
      Net Property, Plant and Equipment ..................        133,636              769                              132,867

Other Assets
   Cost in excess of net assets acquired .................         34,396              333                               34,063
   Other, net of accumulated amortization ................          6,471              160                                6,311
                                                                ---------        ---------        ---------           ---------
      Total Other Assets .................................         40,867              493                               40,374
                                                                                                                           --
                                                                ---------        ---------        ---------           ---------
                                                                $ 307,952        $  11,667        $   2,000           $ 298,285
                                                                =========        =========        =========           =========


           SEE NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    TETRA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 1999
                                   (Unaudited)


(In Thousands)                                                              HISTORICAL
                                                                ----------------------------------
                                                                      TETRA         TETRA PROCESS        PRO FORMA     PRO FORMA
                                                                TECHNOLOGIES, INC.  TECHNOLOGIES        ADJUSTMENTS   CONSOLIDATED
                                                                ------------------  --------------     -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable ............................................     $  29,195       $   3,471                         $  25,724
   Accrued expenses ............................................        15,447                             12,159 (c)     27,606
   Billings in excess of costs and estimated
      earnings on incomplete contracts .........................           425             425                              --
   Current portion of all long-term debt and
      capital lease obligations ................................         1,127                                             1,127
                                                                     ---------       ---------          ---------      ---------
      Total Current Liabilities ................................        46,194           3,896             12,159         54,457

Long-term debt, less current portion ...........................       108,230                            (36,000)(d)     72,230
Capital lease obligations, less current portion ................         1,427                                             1,427
Deferred income taxes ..........................................        14,873                                            14,873
Other Liabilities ..............................................         1,670                                             1,670

Stockholders' Equity
   Common stock, par value $.01 per share:
      40,000,000 shares authorized, with 13,530,968 shares
      issued and outstanding in 1996 ...........................           136                                               136

Additional paid-in capital .....................................        77,923                                            77,923
Treasury Stock, at cost, 94,000 shares in 1999 .................        (1,107)                                           (1,107)
Accumulated other comprehensive income .........................          (242)                                             (242)

Retained earnings ..............................................        58,848           7,771             25,841 (f)     76,918
                                                                     ---------       ---------          ---------      ---------
      Total Stockholders' Equity ...............................       135,558           7,771             25,841        153,628
                                                                     ---------       ---------          ---------      ---------
                                                                     $ 307,952       $  11,667          $   2,000      $ 298,285
                                                                     =========       =========          =========      =========

           SEE NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                    NOTES TO PRO FORMA
                   CONSOLIDATED FINANCIAL STATEMENTS OF MARCH 31, 1999
                        TETRA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                       (Unaudited)

                                                                                 (IN THOUSANDS)
                                                                                 --------------
(a) Decrease in interest expense resulting from the reduction of debt ..........    $    650
        from sale proceeds

(b) Increase in income tax provision associated with (a) .......................    ($   260)

    Decrease in income tax provision associated with reduced earnings
        as a result of the disposition .........................................    $    380
                                                                                    --------
                                   Total tax provision adjustment ..............    $    120

                       NET INCOME STATEMENT IMPACT .............................    $    770
                                                                                    ========

(c) Taxes associated with the disposition and accrued expenses .................    $ 12,159

(d) Reduction of debt from proceeds of the dispostion ..........................    ($36,000)

(e) Increase in accounts recievable fro escrowed amount due ....................    $  2,000

(f) Gain on the disposition, net of taxes of $11,500 ...........................    $ 17,300

    Equity retained from the disposition of assets .............................    $  7,771

    Net income statement effect ................................................    $    770
                                                                                    --------
                                                                                    $ 25,841

                       TOTAL BALANCE SHEET IMPACT ..............................    $      0
                                                                                    ========

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 12, 1999

                                      TETRA TECHNOLOGIES, INC.



                                      By: /s/ GEOFFREY M. HERTEL
                                              Geoffrey M. Hertel
                                              Executive Vice President -
                                                Finance and Administration

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER

1. Asset Purchase Agreement, dated June 25, 1999, between TETRA Technologies, Inc., TETRA Real Estate, L.P. and Capital Controls Co., Inc.